EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of May 14, 2025 (“Effective Date”) by and between each Fund listed on Annex A to the Agreement (as defined below) (each, a “Fund”) and THE BANK OF NEW YORK MELLON (“BNY”).

BACKGROUND:

A.	BNY and certain of the Funds are parties to a Custody Agreement dated as of October 3, 2018, as amended (the “Agreement”) relating to BNY’s provision of services to certain of the Funds.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Annex A to the Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	This Amendment constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of

EXECUTION

executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment in either case by facsimile transmission, or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment, and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

EXECUTION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

Authorized Signer of:			Authorized Officer of:

EACH FUND LISTED ON ANNEX A			THE BANK OF NEW YORK MELLON

By:	/s/ Will Mabry	By:	/s/ Michael Gronsky
Name:	Will Mabry	Name:	Michael Gronsky
Title:	Assistant Treasurer	Title:	Senior Vice President Date May 14, 2025

Address for Notice:			Address for Notice:

For Funds in Group A on Annex A:
The Bank of New York Mellon
NexPoint Advisors, L.P.			c/o BNY Asset Servicing
300 Crescent Court, Suite 700			103 Bellevue Parkway
Dallas, Texas 75201			Wilmington, DE 19809

Attention: R-Operations			Attention: Brian Wilson

For Funds in Group B on Annex A:

NexPoint Asset Management, L.P. 300 Crescent Court, Suite 700
Dallas, Texas 75201

Attention: R-Operations

For Funds in Group C on Annex A:

NexPoint Advisors, L.P. 300 Crescent Court, Suite 700
Dallas, Texas 75201

Attention: R-Operations

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Annex A

(Amended as of April 30, 2025)

FUNDS

Group A

NexPoint Real Estate Strategies Fund

NRESF REIT Sub III, LLC*

NRES CMP Holdco, LLC

NRESF REIT SUB II LLC*1

NEXPOINT REAL ESTATE S REIT SUB LLC*2

NexPoint Diversified Real Estate Trust (formerly, NexPoint Strategic Opportunities Fund)

NexPoint Real Estate Capital, LLC*

NexPoint Real Estate Opportunities, LLC*

NREO TRS, Inc.*

NHF TRS, LLC

NexPoint Diversified Real Estate Trust Operating Partnership, L.P.

NexPoint Storage Partners Operating Company, LLC (fka Jernigan Capital Operating Company, LLC)

NREF OP I SUBHOLDCO LLC3

NREF OP II SUBHOLDCO LLC3

NREF OP IV REIT SUB LLC3

NREF OP IV SubHoldco LLC

Group B

NexPoint Funds I (formerly, Highland Funds I)

NexPoint Event Driven Fund (formerly, Highland Healthcare Opportunities Fund)

NexPoint Merger Arbitrage Fund

NexPoint Credit Catalyst Fund

NexPoint Funds II (formerly, Highland Funds II)

NexPoint Climate Tech Fund

Highland Global Allocation Fund

GAF REIT Sub II, LLC*

GAF REIT Sub III, LLC*

HIGHLAND GAF REIT LLC*4

GAF REIT SUB II LLC SAFSTOR*5

*	REIT Subsidiary
[1]	Deemed added to Annex A as of June 17, 2022.
[2]	Deemed added to Annex A as of May 16, 2019.
[3]	Deemed added to Annex A as of February 5, 2020.
[4]	Deemed added to Annex A as of January 8, 2020.

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Highland Income Fund (formerly, Highland Floating Rate Opportunities Fund)

NFRO-Reit Sub,LLC*

EDS Legacy Heliport LLC

EDS Legacy Partners, LLC

NFRO TRS, LLC

NFRO REIT Sub II, LLC*

NFRO SFR REIT, LLC*

NFRO Holdings, LLC

HIGHLAND INCOME FUND NEXLS LLC6

HFRO MPDCV Member, LLC

Group C

NexPoint Real Estate Advisors X, L.P.

[5]	Deemed added to Annex A as of July 7, 2021.
[6]	Deemed added to Annex A as of November 20, 2020.